EXHIBIT 5

               OPINION OF SHUMAKER WILLIAMS, P.C.

                    SHUMAKER WILLIAMS, P.C.
                    3425 Simpson Ferry Road
                 Camp Hill, Pennsylvania 17011
                        (717) 763-1121



                                 July 31, 1996



Larry J. Miller, President and CEO
CODORUS VALLEY BANCORP, INC.
One Manchester Street, P.O. Box 67
Glen Rock, Pennsylvania 17327


          RE:  Codorus Valley Bancorp, Inc. (the "Corporation")
               Registration Statement Form S-8
               Our File No. 652-96

Dear Mr. Miller:

     In connection with the above-referenced registration statement on Form S-8 pertaining to the Codorus Valley Bancorp, Inc. 1996 Stock Incentive Plan (the "Plan"), we have acted as Special Corporate Counsel to the Corporation and have examined all documents, transactions and questions of law which we deem necessary and appropriate for purposes of rendering the following opinion.

     Based on our examination, it is our opinion that when the registration statement on Form S-8 is filed and becomes effective under the Securities Act of 1933, those shares of $2.50 par value of common stock of the Corporation issued or distributed thereunder and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the registration statement on
Form S-8.

                              SHUMAKER WILLIAMS, P.C.



                         By   /s/ Nicholas Bybel, Jr.
                              --------------------------
                              Nicholas Bybel, Jr.

NB/tb:61803